UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 6, 2013

FRANKLIN ELECTRIC CO., INC.
(Exact name of registrant as specified in its charter)

Indiana	0-362	35-0827455
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 E. Spring Street
Bluffton, IN	46714
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (260) 824-2900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2013, the Management Organization and Compensation Committee (the “Committee”) of Franklin Electric Co., Inc. (the “Company”) approved and adopted forms of award agreements for use under the Franklin Electric Co., Inc. Stock Plan, as amended and restated effective as of March 9, 2009 (the “2009 Plan”) and the Franklin Electric Co., Inc. 2012 Stock Plan (the “2012 Plan”) (each, a “Plan”). The Committee approved and adopted the terms and conditions applicable to restricted stock awards under the 2009 Plan and to stock options, restricted stock, restricted stock unit and performance stock unit awards under the 2012 Plan (as described in the applicable Plan) as set forth in the forms of agreement filed with this Current Report.
Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

10.1	Form of Non-Qualified Stock Option Agreement for Non-Director Employees.
10.2	Form of Non-Qualified Stock Option Agreement for Director Employees.
10.3	Form of Restricted Stock Agreement for Non-Director Employees.
10.4	Form of Restricted Stock Unit Agreement for Director Employees.
10.5	Form of Restricted Stock Unit Agreement for Non-Director Employees.
10.6	Form of Performance Stock Unit Award Agreement for Non-Director Employees.
10.7	Form of Performance Stock Unit Award Agreement for Director Employees.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2013
FRANKLIN ELECTRIC CO., INC. (Registrant)

By:
John J. Haines Vice President, Chief Financial Officer and Secretary